UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Windsor Street, West Springfield MA	01089
(Address of Principal Executive Offices)	(Zip Code)

(413) 858-2500

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference. The award of the Option was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Zivi Nedivi

On March 30, 2012, Derek Dunaway resigned from his position as President, Chief Executive Officer and a member of the board of directors of Cyalume Technologies Holdings, Inc. (the “Company”), which resignation was effective on April 2, 2012. On April 2, 2012, Mr. Zivi Nedivi was appointed as the Company’s President and Chief Executive Officer. Pursuant to the services agreement with East Shore Ventures, LLC (“Consultant”) described below, the Company’s board will appoint Mr. Nedivi as a member of the board of directors within a reasonable time to fill the vacancy left by Mr. Dunaway.

Mr. Nedivi has no family relationship with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Nedivi had, or will have, a direct or indirect material interest.

Biography of Mr. Nedivi

From March 2009 through September 2011, Mr. Nedivi served as senior advisor and acting chief executive officer of Axiom Investment Advisors, LLC, a New York-based $1.6 billion hedge fund. Prior to that role, Mr. Nedivi served as Axiom’s chief executive officer from March 2008 to March 2009. From December 2006 to March 2008, Mr. Nedivi served as the chief operating officer of Lumenis Ltd., a global leader in medical and aesthetic lasers and light based technology. Prior to that, from July 2002 to February 2005, Mr. Nedivi served as president and chief executive officer of Kellstrom Aerospace LLC, an industry leader in the airborne equipment segments of the international aviation services aftermarket, and its predecessor company. In September 1990 Mr. Nedivi founded Kellstrom Industries, Inc., the predecessor of Kellstrom Aerospace, where he served as president and chief executive officer until July 2002. He continues to serve as an observer on Kellstrom Aerospace's board of directors. Mr. Nedivi is a graduate of the Israel Air Force Academy and served in the Israel Air force as an F-15 fighter pilot, where he attained the rank of Major. He also holds a Bachelor's degree in business administration from California Coast University.

Services Agreement with East Shore Ventures, LLC

The Company, Cyalume Technolgies, Inc. (“CTI”), the Company’s wholly owned subsidiary, and the Consultant, a limited liability company owned by Mr. Nedivi for which he also works as an employee, entered into a services agreement, effective April 2, 2012, which provides that Mr. Nedivi will serve as the Company’s Chief Executive Officer and member of the Company’s board of directors. The agreement has an initial term of three years and continues for successive one-year periods unless terminated by either party upon 60 days written notice prior to its anniversary/expiration date or if terminated pursuant to certain events or for cause.

During the term of the agreement, the Consultant will earn an annual cash fee of $450,000 (the “Cash Fee”), subject to annual increases at the discretion of the Company’s board. The Consultant is also eligible for bonus consideration based on certain predetermined annual performance targets (“Annual Performance Targets”). If the Company’s performance meets, but does not exceed, the Annual Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year. If the Company’s performance exceeds the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year, plus an additional 1% of such annualized rate for each 1% by which the Company’s performance exceeds the Annualized Performance Targets for such fiscal year. If the Company’s performance fails to meet the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year, less 2% of such annualized rate for each 1% by which the Company’s performance failed to meet the Annualized Performance Targets for such fiscal year, provided, however, that Consultant shall not be eligible for any bonus for a given fiscal year in which the Company’s performance was less than or equal to 70% of the Annualized Performance Targets for such fiscal year.

Consultant also received an option to purchase up to 1,111,963 shares of the Company’s common stock at an exercise price per share of $3.60 (the “Option”). The Option becomes exercisable annually in five equal installments on each of the first five anniversaries of the approval of the issuance of the Option. The Option (i) will not become exercisable as to 141,333 of the Shares unless a proportional number of shares underlying the warrants issued to Granite Creek FlexCap I, L.P. and/or Patriot Capital II, LP are exercised; (ii) provides that, in the event that, prior to the date that the Option is fully exercisable, (A) there is a Change of Control (as defined in the services agreement) or (B) Consultant’s engagement under the services agreement is terminated by the Company without Cause or by Consultant for Good Reason (each as defined in the services agreement), the Option shall become fully exercisable as of the date of such Change of Control or termination, provided, however, that, if such termination of Consultant’s engagement occurs within the first eighteen (18) months after the date of the agreement, then only two-fifths (2/5) of the Option shall become fully exercisable as of the date of such termination; (iii) for piggyback registration rights; and (iv) that Consultant will receive a cash payment equal to the Tax Payment (as defined in the services agreement).

In the event Consultant’s engagement is terminated by the Company without Cause or by non-renewal, or by Consultant pursuant for Good Reason, in addition to the amounts accrued to him, Consultant is entitled to receive an amount equal to the Cash Fee in effect immediately prior to the Termination Date for a six-month period, subject to Consultant and Mr. Nedivi each signing a release of claims in favor the Company and its affiliates.

During the term of the services agreement and for a period of two years thereafter (subject to certain adjustments set forth in the services agreement) Consultant and Mr. Nedivi are subject to confidentiality, non-solicitation and non-competition, non-interference and non-disparagement provisions. Pursuant to the services agreement, Mr. Nedivi will devote all of his business time (subject to certain limited exceptions) to providing services to the Company.

Pursuant to the services agreement, subject to limitations imposed by law, the Company and CTI shall indemnify and hold harmless Consultant and Mr. Nedivi to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys’ fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which Consultant and/or Mr. Nedivi was or is a party or is threatened to be made a party by reason of the fact that Consultant and/or Mr. Nedivi is or was an officer, employee or agent of a member of the Company or any Company subsidiary, or by reason of anything done or not done by Consultant and/or Mr. Nedivi in any such capacity or capacities, provided that Consultant and/or Mr. Nedivi, as applicable, acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner it or he reasonably believed to be in or not opposed to the best interests of the Company or any Company subsidiary, and, with respect to any criminal action or proceeding, had no reasonable cause to believe it or his conduct was unlawful.

A copy of the services agreement with Consultant is included as Exhibit 10.1 of this Current Report on Form 8-K.

Inducement Agreement

On April 2, 2012, the Consultant and Mr. Nedivi executed an inducement agreement with material terms substantially similar to those contained in the services agreement described above. A copy of the inducement agreement with Mr. Nedivi is included as Exhibit 10.2 of this Current Report on Form 8-K.

Separation Agreement and General Release with Derek Dunaway

On March 30, 2012, CTI and Derek Dunaway entered into a separation agreement and general release, pursuant to which Mr. Dunaway’s employment by CTI will terminate effective May 14, 2012 (the “Termination Date”), provided that Mr. Dunaway shall cease to have any authority or responsibility for the conduct of the affairs of CTI as of April 2, 2012 (“Cessation Date”). CTI will pay Mr. Dunaway the following, less applicable withholdings and deductions: (a) Mr. Dunaway’s regular base salary at the annual rate of $297,500 to and through the Termination Date; (b) accrued, unused vacation days as of the Cessation Date; and (c) a $100,000 bonus which has been owed to Mr. Dunaway since 2008.

In consideration for, and contingent upon, Mr. Dunaway executing the severance agreement and general release, Mr. Dunaway shall receive the following payments and benefits: (i) severance pay, less applicable withholdings and deductions, of $350,000 and (ii) any unvested option awards issued to Mr. Dunaway shall become vested in full upon May 14, 2012. Certain unvested equity awards for 29,998 shares of the Company’s common stock will vest on the Cessation Date. In order to permit Mr. Dunaway to satisfy Mr. Dunaway’s tax obligations related to the vesting of the equity awards, the Company shall permit Mr. Dunaway to sell to the Company one-third (⅓) of said equity securities on the same terms and conditions in effect at the time of vesting, as the Company permits its other employees to sell equity securities to it. All options to purchase the Company’s common stock shall terminate on the termination date specified in such option agreement as if Mr. Dunaway had continued to be employed by the Company until such date.

A copy of the separation agreement and general release with Mr. Dunaway is included as Exhibit 10.3 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On April 2, 2012, the Company issued a press release announcing the appointment of Mr. Nedivi as the Company’s President and Chief Executive Officer, and Mr. Dunaway’s resignation. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Services Agreement by and among the Company, Cyalume Technologies, Inc. and East Shore Ventures, LLC dated as of April 2, 2012
10.2	Inducement Agreement by and between East Shore Ventures, LLC and Zivi Nedivi
10.3	Separation Agreement and General Release by and between Cyalume Technologies, Inc. and Derek Dunaway effective as of April 2, 2012
99.1	Press Release dated April 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2012	CYALUME TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Michael Bielonko
Michael Bielonko, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Services Agreement by and among the Company, Cyalume Technologies, Inc. and East Shore Ventures, LLC dated as of April 2, 2012
10.2	Inducement Agreement by and between East Shore Ventures, LLC and Zivi Nedivi
10.3	Separation Agreement and General Release by and between Cyalume Technologies, Inc. and Derek Dunaway effective as of April 2, 2012
99.1	Press Release dated April 2, 2011